UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

PENN VIRGINIA CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16285 Park Ten Place, Suite 500 Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PVAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Special Meeting of Shareholders

Penn Virginia Corporation (the “Company”) held a virtual Special Meeting of Shareholders (the “Special Meeting”) via live audio webcast on January 13, 2021. An aggregate of 15,200,435 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were outstanding as of the record date and, therefore, entitled to vote at the Special Meeting, and a total of 9,370,254 shares, constituting a quorum, were present online or represented by proxy at the Special Meeting.

At the Special Meeting, the shareholders of the Company were asked to consider and vote on the following proposals:

•

to approve, for purposes of complying with Nasdaq Listing Rule 5635(a), the potential issuance of up to 22,597,757 shares of Common Stock, upon the redemption or exchange of up to 225,977.57 shares of Series A Preferred Stock, par value $0.01 per share, of the Company (which Series A Preferred Stock will be a non-economic voting interest) (“Series A Preferred Stock”), together with up to 22,597,757 common units representing limited partner interests of PV Energy Holdings, L.P., a Delaware limited partnership and a newly formed subsidiary of the Company (the “Partnership”), proposed to be issued to affiliates of Juniper Capital Advisors, L.P. (“Juniper Capital”) in exchange for a cash contribution of $150,000,000 and certain oil and gas assets pursuant to the terms, and subject to the conditions, set forth in (a) that certain Contribution Agreement, dated as of November 2, 2020 (the “Contribution Agreement”), by and among the Company, the Partnership and JSTX Holdings, LLC, an affiliate of Juniper Capital, and (b) that certain Contribution Agreement, dated as of November 2, 2020 (the “Asset Agreement”), by and among the Company, the Partnership and Rocky Creek Resources, LLC, an affiliate of Juniper Capital, which proposal is conditioned upon the approval of the Change of Control Proposal (as defined below) (the “Issuance Proposal”);

•

to approve, for purposes of complying with Nasdaq Listing Rule 5635(b), the change of control under Nasdaq Listing Rule 5635(b) that would result from the proposed issuance to affiliates of Juniper Capital of up to 225,977.57 shares of Series A Preferred Stock pursuant to the transactions contemplated by the Contribution Agreement and the Asset Agreement, which proposal is conditioned upon the approval of the Issuance Proposal (the “Change of Control Proposal” and, together with the Issuance Proposal, the “Nasdaq Proposals”); and

•

to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Nasdaq Proposals (the “Adjournment Proposal”).

Each of these proposals is described in more detail in the Company’s definitive proxy statement, dated December 8, 2020. The voting results for each of the proposals are detailed below:

The Company’s shareholders approved the Issuance Proposal. The voting results were as follows:

For	Against	Abstentions
7,270,869	2,049,661	49,724

The Company’s shareholders approved the Change of Control Proposal. The voting results were as follows:

For	Against	Abstentions
7,279,647	2,042,568	48,039

The Company’s shareholders approved the Adjournment Proposal. The voting results were as follows:

For	Against	Abstentions
7,381,328	1,931,427	57,499

Item 8.01.	Other Events.

On January 13, 2021, the Company issued a press release announcing shareholder approval of the Nasdaq Proposals, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description

99.1	Press Release, dated January 13, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PENN VIRGINIA CORPORATION

Date: January 14, 2021

	By:	/s/ Katherine Ryan
Katherine Ryan
Vice President, Chief Legal Counsel and Corporate Secretary

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